Exhibit 10.58

GUARANTY SUPPLEMENT
To the Holders of the Series A-lA Notes,
Series A-1B Notes, Series A-2A Notes,
Series A-2B Notes, Series A-3A Notes and
Series A-3B Notes (each, as hereinafter
defined) of STERIS Corporation
(the "Company")
Ladies and Gentlemen:
WHEREAS, in order to refinance certain debt and for general corporate purposes, the Company entered into those certain Note Purchase Agreements dated as of December 4, 2012 (the "Original Note Purchase Agreements") between the Company and each of the purchasers party thereto (together with their successors and assigns, the "Original Holders"), providing for, inter alia, the issue and sale by the Company of: (a) $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1A, due December 4, 2022 (the "Series A-1A Notes"), (b) $47,500,000 aggregate principal amount of its 3.20% Senior Notes, Series A-1B, due December 4, 2022 (the "Series A-1B Notes"), (c) $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2A, due December 4, 2024 (the "Series A-2A Notes"), (d) $40,000,000 aggregate principal amount of its 3.35% Senior Notes, Series A-2B, due December 4, 2024 (the "Series A-2B Notes"), (e) $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3A, due December 4, 2027 (the "Series A-3A Notes"), and (f) $12,500,000 aggregate principal amount of its 3.55% Senior Notes, Series A-3B, due December 4, 2027 (the "Series A-3B Notes"; the Series A-1A Notes, Series A-1B Notes, Series A-2A Notes, Series A-2B Notes, Series A-3A Notes and Series A-3B Notes shall be collectively referred to herein to the "Original Series A Notes").
WHEREAS, the Company and the Holders agreed to (i) enter into that certain First Amendment dated as of March 31, 2015 to the Original Note Purchase Agreements (the "First Amendment"), pursuant to which the Amended and Restated Note Purchase Agreement dated as of March 31, 2015 between the Company and the Noteholders (as defined therein) (the "Note Purchase Agreement") replaced the Original Note Purchase Agreement and (ii) replace the outstanding Original Series A Notes with amended and restated notes (the "Notes"). Each holder of the Notes shall be referred to as a "Holder".
WHEREAS, as a condition precedent to the entering into the Note Purchase Agreement by the Holders, certain affiliates of the Company entered into an Affiliate Guaranty dated as of March 31, 2015, as security for the Notes (the "Guaranty").
Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned, Synergy Health Limited, Synergy Health Holdings Limited, Synergy Health Sterilisation UK Limited, Synergy Health (UK) Limited, Synergy Health Investments Limited and Synergy Health US Holdings Limited, each a private limited company organized under the laws of England and Wales (collectively, the "Additional Guarantors"), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantors desire to become a party to the Guaranty as Guarantors so that at all times from and after the date hereof, the Additional Guarantors shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.
The undersigned is the duly appointed Secretary of Synergy Health Limited and a duly elected Director of each of Synergy Health Holdings Limited, Synergy Health Sterilisation UK Limited, Synergy Health (UK) Limited, Synergy Health Investments Limited and Synergy Health US Holdings Limited, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by each Additional Guarantor of this Guaranty Supplement shall evidence such Additional Guarantor's consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and agreement to be bound thereby and by such execution the Additional Guarantors shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.
Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.
This Guaranty Supplement shall be governed by and construed in accordance with the laws of the state of New York applicable therein.
Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated: January 12, 2016

SYNERGY HEALTH LIMITED

By: /s/ Jonathan Turner
Name: Jonathan Turner
Title: Secretary

SYNERGY HEALTH HOLDINGS LIMITED
SYNERGY HEALTH STERILISATION UK LIMITED
SYNERGY HEALTH (UK) LIMITED
SYNERGY HEALTH INVESTMENTS LIMITED
SYNERGY HEALTH US HOLDINGS LIMITED

By: /s/ Jonathan Turner
Name: Jonathan Turner
Title: Director

ACCEPTED AND AGREED:

STERIS CORPORATION

By: /s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Senior Vice President, Chief Financial
Officer and Treasurer